UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : September 30, 2004

Union Pacific Corporation
(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 544-5700

1416 Dodge Street, Omaha, Nebraska 68179
Former Address

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2004, the Board of Directors of the registrant, Union Pacific Corporation (the “Company”), authorized and directed the Company to amend the provision of its By-laws regarding the day on which the Annual Meeting of the stockholders of the Company will be held. Prior to this amendment the applicable provision of the By-laws stated that the meeting was to be held on the third Friday of April each year. The following excerpt is the amended and restated Article I, Section 2, of the Company’s By-laws, which will be effective on October 15, 2004:

“SECTION 2. Annual meetings of the stockholders, for the purpose of electing directors and transacting any other business, shall be held at such time as shall be ordered by the Board of Directors or Executive Committee, but, unless otherwise ordered, shall be held at 8:30 a.m. on the first Thursday of May in each year.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2004

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President - Law and General Counsel